Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-102592, 333-110115, 333-137099, and 333-140105 on Forms S-3, Registration Statement Nos. 333-64495, 333-33481, 333-99099 and 333-108419 on Forms S-8 of our reports dated March 7, 2007, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Altair Nanotechnologies, Inc. and subsidiaries for the year ended December 31, 2006.

/s/ Perry-Smith LLP

Sacramento, California
March 13, 2007